                                                                   EXHIBIT 10.55



           AMENDED AND RESTATED SPLIT DOLLAR AGREEMENT AND COLLATERAL
                                   ASSIGNMENT

                  THIS AMENDED AND RESTATED SPLIT DOLLAR AGREEMENT AND COLLATERAL ASSIGNMENT (the "Agreement") made and effective as of September 1, 1999, by and between the David Epstein 1995 Irrevocable Life Insurance Trust u/a/d August 2, 1995 (the "Epstein Life Insurance Trust") and PRECISION RESPONSE CORPORATION, a Florida corporation (the "Company") (whose address is 1505 N.W. 167 Street, Miami, Florida, 33169).

                  WHEREAS, the Epstein Life Insurance Trust is the owner of a certain life insurance policy (the "Policy") issued on September 1, 1995, by New York Life Insurance Company (the "Insurance Company") on the life of David L. Epstein (the "Grantor" or "David L. Epstein");

                  WHEREAS, pursuant to that certain Split Dollar Agreement and Collateral Assignment (the "1999 Agreement") dated on or around May 17, 1999, between the Trustees of the Epstein Life Insurance Trust and the Company, the Company has contributed a portion of the premiums due on the Policy;

                  WHEREAS, pursuant to ARTICLE 14 of the 1999 Agreement, the Epstein Life Insurance Trust and the Company desire to amend and restate in its entirety the 1999 Agreement;

                  WHEREAS, the Grantor is employed by the Company pursuant to that certain Employment Agreement (the "Employment Agreement") dated as of May 15, 1996, between the Grantor and the Company, as amended by the Amendment to Employment Agreement dated as of April 1, 1999, between the Grantor and the Company;

                  WHEREAS, the Company desires to contribute a portion of the premiums due on the Policy under a continuing "Split Dollar" arrangement;

                  WHEREAS, the Epstein Life Insurance Trust will continue to be the owner of the Policy subject to the terms of this Agreement; and

                  WHEREAS, the Policy will be collaterally assigned to the Company as security for the repayment of the amounts which the Company has contributed or will contribute as premiums due on the Policy, all as more fully set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby amend and restate in its entirety the 1999 Agreement as follows:

                                    ARTICLE 1

                                INSURANCE POLICY

                  The Epstein Life Insurance Trust has obtained the Policy on the Grantor's life in the total face amount of $1,500,000. The policy number, type of policy, face amount and plan of payments contained in the Policy are recorded on Schedule A attached hereto and the parties hereto agree that the Policy is held subject to the terms of this Agreement.

                                    ARTICLE 2

                             OWNERSHIP OF INSURANCE

                  The Epstein Life Insurance Trust is and shall continue to be the owner of the Policy and may exercise all rights of ownership with respect to the Policy, except as to the limited security interest in the Policy specifically granted to the Company herein. Subject to such security interest of the Company, the rights reserved to the Epstein Life Insurance Trust include specifically the right to change the beneficiaries of the Policy, the right to surrender the Policy, the right to assign the Policy or revoke such an assignment, and the right to pledge the Policy for a loan or to obtain a loan from the Insurance Company against the surrender value of the Policy.

                                    ARTICLE 3

                                     PREMIUM

                  When used in this Agreement the words "the Premium" shall mean and refer to the semi-annual premium shown on Schedule A attached hereto, or such other semi-annual amounts as the parties hereto may from time to time agree in writing to pay to the Insurance Company with respect to the Policy; provided, however, that in no event shall the Premium be less than the smallest semi-annual payment necessary to keep the Policy in full force and effect.

                                    ARTICLE 4

                          PAYMENT OF PREMIUMS ON POLICY

                  A. The Company shall pay either directly to the Insurance Company or by making the necessary funds therefor available to the Epstein Life Insurance Trust the Premium when due less the amounts due from the Epstein Life Insurance Trust pursuant

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



to the provisions of Section B of this ARTICLE 4. The Premium may be paid under any payment method acceptable to the Company and the Insurance Company.

                  B. The Epstein Life Insurance Trust shall pay that portion of each semi-annual premium equal to the cost (calculated by application of the lower of the Internal Revenue Service's U.S. Life Table 58 rate or the Insurance Company's annual term insurance rate on the life of the Grantor) of the insurance proceeds which the beneficiary or beneficiaries named by the Epstein Life Insurance Trust would be entitled to receive if the Grantor died during that policy year (before any reduction for any repayments to be made to the Company pursuant to this Agreement).

                                    ARTICLE 5

              EPSTEIN LIFE INSURANCE TRUST'S OBLIGATION TO COMPANY

                  A. The Epstein Life Insurance Trust must repay to the Company the aggregate amount paid by the Company under Section A of ARTICLE 4 of this Agreement as premiums on the Policy (such amount being hereinafter referred to as the "Net Payment Amount") in accordance with ARTICLE 7, Section A of ARTICLE 8, Section A of ARTICLE 9, and ARTICLE 11 of this Agreement (as the case may be), subject, however, to the provisions of Section B of this ARTICLE 5.

                  B. Notwithstanding anything in this Agreement to the contrary, the Epstein Life Insurance Trust shall not be required to repay to the Company any part or all of the Net Payment Amount in the event of the termination of Grantor's employment with the Company by reason of any one or more of the following events (hereinafter referred to individually in this Agreement as a "Vesting Event"):

                           1. The termination of Grantor's employment as a
result of Grantor's disability (as such term is defined in paragraph 7(b) of the Employment Agreement);

                           2. The voluntary resignation of Grantor from
employment by Company (a) in connection with a Change in Control of Company (as defined in paragraph 1 of Section B of ARTICLE 7 hereof) or (b) due to Grantor's attainment of normal retirement age of sixty-five (65) years;

                           3. The termination of Grantor's employment as a
result of Grantor's Constructive Termination (as defined in paragraph 7(e) of the Employment Agreement);

                           4. The involuntary termination of Grantor's
employment by Company for any reason not set forth in paragraph 7 of the Employment Agreement; and/or

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



                           5. The failure or refusal by Company to renew the
term of the Employment Agreement pursuant to paragraph 2 thereof or to renew or continue any successor employment agreement (other than in connection with (a) the occurrence of a Termination Event (as defined in Section A of Article 7 hereof); (b) the death of Grantor or (c) Grantor entering into a successor employment agreement with the Company acceptable to Grantor in his sole discretion).

                  C. Immediately upon the occurrence of a Vesting Event:

                           1. The Company shall release the collateral
assignment of the Policy made by the Epstein Life Insurance Trust to the Company pursuant to ARTICLE 6 hereof;

                           2. The Epstein Life Insurance Trust's obligations to
the Company under Section A of this ARTICLE 5 shall terminate and cease forever;

                           3. The Company shall have no right, title and
interest in and to the Policy, including without limitation by way of ARTICLE 7, Section A of ARTICLE 8, Section A of ARTICLE 9 and/or ARTICLE 11 hereof; and

                           4. The obligation of the Company under Section A of
ARTICLE 4 hereof shall be funded as and when, to the extent and for the period required under paragraph 8 of the Employment Agreement consistent with such obligation being a benefit of Grantor which Grantor is entitled to receive under such paragraph 8 upon the termination of his employment with the Company by reason of a Vesting Event. Upon the funding of the required amount of the Company's obligation under Section A of ARTICLE 4 hereof, the Company shall have no further obligations hereunder.

                                    ARTICLE 6

                              ASSIGNMENT OF POLICY

                  The Epstein Life Insurance Trust hereby collaterally assigns, and grants a security interest in, all of its right, title and interest in and to the Policy to the Company as security for repayment of the Net Payment Amount. Such collateral assignment shall not be altered or changed without the written consent of the Company.

                                    ARTICLE 7

                      CLAIMS UPON TERMINATION OF EMPLOYMENT

                  A. The Epstein Life Insurance Trust must repay to the Company the Net Payment Amount less any repayments made by the Epstein Life Insurance Trust to the Company prior to the occurrence of a Termination Event (as hereinafter defined) upon the

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



termination of Grantor's employment by Company by reason of any one or more of the following events (hereinafter referred to individually in this Agreement as a "Termination Event"):

                           1. The termination of Grantor's employment by Company
for cause pursuant to paragraph 7(c) of the Employment Agreement; and/or

                           2. The voluntary resignation by Grantor from
employment by Company pursuant to paragraph 7(d) of the Employment Agreement (other than any such resignation resulting in the occurrence of a Vesting Event).

                  B. As used in this Agreement:

                           1. A "Change in Control of Company" means that (i)
neither Mark J. Gordon (for these purposes, counting all common stock directly or indirectly beneficially owned by Mark J. Gordon's Affiliates (as hereinafter defined)) nor David L. Epstein (for these purposes, counting all common stock directly or indirectly beneficially owned by David L. Epstein's Affiliates) beneficially owns at least ten (10%) percent of the issued and outstanding common stock of Company (or its successor); (ii) neither Mark J. Gordon (for these purposes, counting all common stock directly or indirectly beneficially owned by Mark J. Gordon's Affiliates) nor David L. Epstein (for these purposes, counting all common stock directly or indirectly beneficially owned by David L. Epstein's Affiliates) is the stockholder of Company (or its successor) beneficially owning the highest number of issued and outstanding shares of common stock of Company (or its successor); or (iii) Mark J. Gordon and/or David
L. Epstein do not occupy the positions of Chairman of the Board and Chief Executive Officer of Company (or its successor).

                           2. "Affiliate" means, with respect to Mark J.
Gordon or David L. Epstein, an Immediate Family Member (as hereinafter defined) of his, a trust principally for his benefit and/or the benefit of his Immediate Family Members and/or lineal descendants, or a family limited partnership or any other entity the direct or indirect beneficial or pecuniary owners of which are principally him, his Immediate Family Members and/or trusts or other entities principally for the benefit of him, his Immediate Family Members and/or lineal descendants.

                           3. "Immediate Family Members" means, with respect to
Mark J. Gordon or David L. Epstein, his spouse, children, parents, siblings or other lineal descendants.

                  C. The repayment pursuant to Section A of this ARTICLE 7 must be made within one (1) year from the date of the Termination Event; provided, however, that upon receipt of such repayment, the Company shall release the collateral assignment of the Policy made by the Epstein Life Insurance Trust to the Company pursuant to ARTICLE 6 of this Agreement and the Company shall have no further right, title and interest in and to the Policy. The receipt by the

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



Company of the Company Net Payment Amount shall constitute satisfaction of the Epstein Life Insurance Trust's obligation under Section A of ARTICLE 5 hereof and this ARTICLE 7.

                                    ARTICLE 8

                                  DEATH CLAIMS

                  A. When the Grantor dies, the Company shall be entitled to receive a portion of the death benefits provided under the Policy; provided, however, that a Vesting Event shall not have occurred prior to the death of the Grantor, in which event the Company shall not receive any part or all of the death benefits provided under the Policy. The amount to which the Company shall be entitled shall be the Net Payment Amount less any repayments made by the Epstein Life Insurance Trust to the Company prior to the death of the Grantor; provided, however, that upon receipt of such amount by the Company, the Company shall release the collateral assignment of the Policy made by the Epstein Life Insurance Trust to the Company pursuant to ARTICLE 6 of this Agreement. The receipt of such amount by the Company shall constitute satisfaction of the Epstein Life Insurance Trust's obligation under Section A of ARTICLE 5 of this Agreement. To the extent, if any, the death benefits under the Policy are insufficient to pay in full the Net Payment Amount less any repayments made by the Epstein Life Insurance Trust to the Company prior to the death of the Grantor, the Epstein Life Insurance Trust shall be liable to the Company for the amount of such insufficiency.

                  B. When the Grantor dies, the beneficiary or benefi ciaries named by the Epstein Life Insurance Trust (or by its assignees) shall be entitled to receive the amount, if any, of the death benefits provided under the Policy in excess of the amount, if any, payable to the Company under Section A of this ARTICLE 8. Such amount shall be paid under the settlement option elected by the Epstein Life Insurance Trust (or by its assignees).

                  C. If any interest is due upon the death benefits provided under the Policy, the Company and the beneficiary or beneficiaries named by the Epstein Life Insurance Trust (or by its assignees) shall share such interest in the same proportions as their respective shares of such death benefits (as provided in Sections A and B, respectively, of this ARTICLE 8) shall bear to the total death benefits provided under the Policy excluding such interest.

                  D. If, upon the death of the Grantor, there is a refund of unearned premium under the Policy, then any such refund shall be divided between the Company (provided, however, that a Vesting Event shall not have occurred prior to the death of the Grantor, in which event the Company shall not receive any part or all of such refund under the Policy) and the beneficiary or beneficiaries named by the Epstein Life Insurance Trust (or by its assignees) in the same

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



proportions as their respective shares of the last premium payment made by the Company and the Epstein Life Insurance Trust, respectively.

                                    ARTICLE 9

                       DIVISION OF THE NET CASH SURRENDER
                               VALUE OF THE POLICY

                  A. If the Policy is surrendered (which the then Trustees of the Epstein Life Insurance Trust, in their sole discretion, shall have the right to do at any time), the Company shall thereupon be entitled to receive the Net Payment Amount less any repayments made by the Epstein Life Insurance Trust to the Company prior to such surrender; provided, however, that a Vesting Event shall not have occurred prior to such surrender, in which event the Company shall not receive any part or all of the Net Payment Amount. To the extent, if any, the net cash surrender value of the Policy is insufficient to pay in full the Net Payment Amount less any repayments made by the Epstein Life Insurance Trust to the Company prior to such surrender, the Epstein Life Insurance Trust shall be liable to the Company for the amount of such insufficiency.

                  B. The Epstein Life Insurance Trust (or its assignees), shall be entitled to receive any balance of the net cash surrender value of the Policy.

                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

                  This Agreement shall terminate when any of the following events occur:

                  A. Termination of the Epstein Life Insurance Trust;

                  B. Upon the election of the aggrieved party, if either the Company or the Epstein Life Insurance Trust shall fail for any reason to make payment of any portion of the Premium due on the Policy as required by ARTICLE 4 of this Agreement on or prior to the due date thereof; provided, however, that any election to terminate this Agreement under this Section B must be made within ninety (90) days after the failure to make the required payment occurs; and provided further, however, that the election to terminate this Agreement by the Epstein Life Insurance Trust shall be in addition to all of the other rights and remedies at law or in equity of the Epstein Life Insurance Trust against the Company for its failure to pay any portion of the Premium it was required to make; or

                  C. Full repayment by the Epstein Life Insurance Trust of the Net Payment Amount; provided, however, that a Vesting Event shall not have occurred prior to such repayment, in which event the Company shall not receive any part or all of the Net Payment Amount.

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





                                   ARTICLE 11

                            DISPOSITION OF POLICY ON
                            TERMINATION OF AGREEMENT

                  If the Policy is surrendered by the then Trustees of the Epstein Life Insurance Trust or this Agreement is terminated under Section A or Section B of ARTICLE 10 hereof, the Epstein Life Insurance Trust shall have one hundred twenty (120) days in which to repay to the Company the Net Payment Amount less any repayments made by the Epstein Life Insurance Trust to the Company prior to the termination of this Agreement; provided, however, that a Vesting Event shall not have occurred prior to such termination, in which event the Company shall not receive any part or all of the Net Payment Amount. Upon receipt of such amount, the Company shall release the collateral assignment of the Policy made by the Epstein Life Insurance Trust to the Company pursuant to
ARTICLE 6 of this Agreement. If the Epstein Life Insurance Trust does not repay such amount within such one hundred twenty (120) day period, the Company may enforce its rights against the Epstein Life Insurance Trust under this Agreement in any way it sees fit, subject, however, to the Epstein Life Insurance Trust's right to set off against any claim made by the Company any damages suffered by or claims of the Epstein Life Insurance Trust to the extent this Agreement was terminated by the Epstein Life Insurance Trust pursuant to Section B of ARTICLE 10 hereof.

                                   ARTICLE 12

                            INSURANCE COMPANY A PARTY

                  The Insurance Company is a party to this Agreement and hereby acknowledges and agrees to be bound by the terms and provisions hereof, including without limitation the provisions of ARTICLE 5 and ARTICLE 6 hereof, and shall be fully discharged from any and all liability under the terms of any policy issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms and provisions of such policy and this Agreement.

                                   ARTICLE 13

             ASSIGNMENT BY EPSTEIN LIFE INSURANCE TRUST AND COMPANY

                  The Company is prohibited from assigning its right, title or interest in and to the Policy (or any portion thereof) to anyone other than the Epstein Life Insurance Trust (or its assignees).

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



                                   ARTICLE 14

                             AMENDMENT OF AGREEMENT

                  This Agreement shall not be modified or amended except by a written agreement signed by the Company and the Epstein Life Insurance Trust. This Agreement shall be binding upon the successors and assigns of each party hereto.

                                   ARTICLE 15

                                  GOVERNING LAW

                  This Agreement shall be deemed a contract made under the laws of, executed and delivered in the State of Florida, and for all purposes shall be construed and interpreted in accordance with the laws of such State without reference to conflicts of laws principles.

                                   ARTICLE 16

                                 ATTORNEYS' FEES

                  In the event that either party to this Agreement institutes suit against any other party to this Agreement to enforce or declare any of their respective rights or obligations hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

                                   ARTICLE 17

                                ENTIRE AGREEMENT

                  This Agreement constitutes the entire final agreement among the parties with respect to, and supersedes any and all prior and contemporaneous agreements between or among the parties hereto both oral and written (including, without limitation, the 1999 Agreement) concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

                                   ARTICLE 18

                                  COUNTERPARTS

                  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.



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





                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 /s/  MARK J. GORDON
                                 ---------------------------------------------
                                 MARK J. GORDON, as a Trustee of the
                                 David Epstein 1995 Irrevocable Life
                                 Insurance Trust

                                 /s/  RICHARD D. MONDRE
                                 ---------------------------------------------
                                 RICHARD D. MONDRE, as a Trustee of
                                 the David Epstein 1995 Irrevocable
                                 Life Insurance Trust

                                 PRECISION RESPONSE CORPORATION, a
                                 Florida corporation

                                 By: /s/  MARK J. GORDON
                                     -----------------------------------------
                                     Mark J. Gordon, Chairman of the
                                     Board

This Amended and Restated Split Dollar Agreement and Collateral Assignment relating to the Policy was executed and recorded by New York Life Insurance Company on 12-8-99.

                                 NEW YORK LIFE INSURANCE COMPANY


                                 By:  /s/  ANNA WILLIAMS
                                      ----------------------------------
                                           Name:
                                           Title:




The issuer assumes no responsibility for the validity of any assignment or collateral assignment.


[X] NEW YORK LIFE INSURANCE COMPANY

By /s/ George J. Trapp
   ---------------------------------
   Secretary


[ ] NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By /s/ George J. Trapp
   ---------------------------------
   Secretary


[ ] NEW YORK LIFE INSURANCE COMPANY OF ARIZONA

By /s/ not legible                       DATE   12-8-99
   ---------------------------------            ---------------
   Secretary

                                   SCHEDULE A

                          INSURANCE POLICY ON THE LIFE
                               OF DAVID L. EPSTEIN

       New York Life
         Insurance                                                                           Semi-Annual
          Company                                                                              Planned
       Policy Number                Type of Policy                  Face Amount                Premium
       -------------                --------------                  -----------                -------
        45 588 030                    Single Life                  $1,500,000.00              $7,033.00









































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